UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2017

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 25, 2017, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Alan S. Armstrong	56,752,511	279,242	--	6,381,798
C. Fred Ball Jr.	50,782,307	6,249,446	--	6,381,798
Peter C. Boylan, III	56,759,597	272,156	--	6,381,798
Steven G. Bradshaw	50,576,929	6,454,824	--	6,381,798
Chester E. Cadieux, III	56,321,960	709,793	--	6,381,798
Joseph W. Craft, III	55,940,782	1,090,971	--	6,381,798
Jack Finley	56,952,811	78,942	--	6,381,798
John W. Gibson	52,887,599	4,144,154	--	6,381,798
David F. Griffin	56,193,815	837,938	--	6,381,798
V. Burns Hargis	56,790,109	241,644	--	6,381,798
Douglas D. Hawthorne	56,919,190	112,563	--	6,381,798
Kimberley D. Henry	52,759,748	4,272,005	--	6,381,798
E. Carey Joullian, IV	51,627,702	5,404,051	--	6,381,798
George B. Kaiser	51,836,378	5,195,375	--	6,381,798
Robert J. LaFortune	52,312,284	4,719,469	--	6,381,798
Stanley A. Lybarger	50,740,729	6,291,024	--	6,381,798
Steven J. Malcolm	52,205,938	4,825,815	--	6,381,798
E.C. Richards	56,732,086	299,667	--	6,381,798
Michael C. Turpen	44,315,868	12,715,885	--	6,381,798
R. A. Walker	56,937,330	94,423	--	6,381,798

2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2017	62,401,385	995,169	16,997	--

3. Advisory vote to approve the compensation of named executive officers	56,550,102	356,821	124,830	6,381,798
	1 Year	2 Year or 3 Year	Abstain	Non-Vote
4. Advisory vote to approve the compensation of named executive officers	54,868,966	2,151,701	11,086	6,381,798

(c)
In accordance with the results of the advisory vote on the frequency of shareholder votes on executive compensation, the Board of Directors of BOKF has determined that an advisory vote to approve the compensation of the named executive officers of BOKF will be conducted annually.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer
Date: April 28, 2017